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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                 _____________________________________________

                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  December 9, 1998
                       ---------------------------------
                       (Date of earliest event reported)


                           BAXTER INTERNATIONAL INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)


        1-4448                                           36-0781620
------------------------                       ---------------------------------
(Commission file number)                       (IRS Employer Identification No.)


One Baxter Parkway, Deerfield, Illinois                     60015
---------------------------------------                     -----
(Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code:  (847) 948-2000



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Item 5. Other Events.

     On December 9, 1998, Baxter International Inc. (the "Company") and First Chicago Trust Company of New York, as rights agent, entered into a Rights Agreement (the "Rights Agreement") that had been previously approved by the Board of Directors of the Company to replace the Company's existing stockholder rights plan, which will expire on March 22, 1999.

     Pursuant to the Rights Agreement, one right ("Right") will be issued for each outstanding share of the Company's common stock, par value $1.00 per share. The distribution is payable to shareholders of record on March 12, 1999. Each Right will entitle a stockholder to buy, under certain circumstances, one unit of a share of preferred stock for $275. The Rights will be exercisable only if a person or group acquires 15 percent or more of the Company's common stock or commences a tender or exchange offer for 15 percent or more of the Company's common stock. The Rights may be redeemed by the Company at a price of one cent per Right at any time until ten business days following a public announcement that 15 percent or more of the Company's common stock has been acquired.

     The description and terms of the new Rights are set forth in the Rights Agreement, a copy of which is filed herewith and is incoporated herein by reference.

Item 7. Exhibits

Exhibit No.   Exhibit
-----------   -------
10            Rights Agreement, dated as of December 9, 1998, between Baxter
              International Inc. and First Chicago Trust Company of New York,
              which includes the Form of Certificate of Designation of Series B
              Junior Participating Preferred Stock as Exhibit A thereto and the
              Form of Rights Certificate as Exhibit B thereto.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    BAXTER INTERNATIONAL INC.
                                    -------------------------------
                                           (Registrant)



                                    By: /s/ Jan Stern Reed
                                        ---------------------------
                                          Jan Stern Reed
                                          Secretary


Date: December 15, 1998